UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2016

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of D. Wunderlich

On November 14, 2016, the Board of Directors of Vishay Intertechnology, Inc. (the "Company") accepted Mr. Dieter Wunderlich's resignation from his position as Executive Vice President and Chief Operating Officer of the Company, which retirement will be effective as of December 31, 2016.  In connection with Mr. Wunderlich's retirement, the Compensation Committee of the Board of Directors approved the execution of an agreement providing for certain retirement-related benefits, including salary continuation for a period of time after Mr. Wunderlich's retirement (the "Retirement Agreement"), as well as an amendment to Mr. Wunderlich's restricted stock unit ("RSU") award agreements providing for the acceleration of all outstanding, time-vested RSUs and the continuation of all outstanding performance-based RSUs ("PBRSUs"), which will vest if and to the extent the applicable performance criteria are met in accordance with current vesting schedules (the "RSU Agreement"). The foregoing summary is qualified in its entirety by reference to the Retirement Agreement and the RSU Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Appointment of New Executive Officers

Effective January 1, 2017, Clarence Tse, 58, Executive Vice President Business Head Semiconductors, and Joel Smejkal, 49, Executive Vice President Business Head Passive Components, will assume Mr. Wunderlich's responsibilities.  Messrs. Tse and Smejkal will report directly to our Chief Executive Officer, Dr. Paul.

Mr. Tse has held various positions of increasing responsibility since Vishay's acquisition of Siliconix/Telefunken in 1998, including Senior Vice President, Diodes Division (2008 - 2016), Senior Vice President, Power Diodes Division (2002 - 2008) and Vice President, Finance and Administration Asia (1998 - 2001). Mr. Tse was first hired by Siliconix in 1985.

Mr. Smejkal has held various positions of increasing responsibility since joining Vishay in 1990 including Senior Vice President Global Distribution Sales (2012 - 2016).  Mr. Smejkal's experience with Vishay includes worldwide and divisional leadership roles in engineering, marketing, operations and sales.  He was a product developer of 18 U.S. Patents for the Power Metal Strip® resistor technology and brings significant business development, marketing and sales experience.

On November 14, 2016, the Board of Directors also appointed Werner Gebhardt as Executive Vice President Global Human Resources. Mr. Gebhardt has held various positions of increasing responsibility since Vishay's acquisition of Draloric Electronic GmbH ("Draloric") in 1987, including Sr. Vice President Global Human Resources (2011 - 2014) and Administrative President Europe (2006 - 2011). Mr. Gebhardt's experience with Vishay includes leadership roles in Administration and Human Resources. Mr. Gebhardt had been employed by Draloric since 1975.

Also on November 14, 2016, the Compensation Committee approved certain changes in the compensation of Messrs. Tse, Smejkal, and Gebhardt to become effective January 1, 2017. These arrangements are expected to be included in employment agreements of these executive officers and are consistent with the compensation structure for our named executive officers, including:

•
Base salary, subject to annual review by the Compensation Committee, of TWD 16,445,324 (approximately $520,000) (in the case of Mr. Tse), $235,758 (in the case of Mr. Smejkal), and €226,608 (approximately $250,000) (in the case of Mr. Gebhardt);

•
Eligibility for an annual performance bonus, payable in cash, based on the Company's overall results as well such executive's individual performance, with a maximum annual bonus opportunity equal to 100% of such executive's base salary; and

•
Annual grant of equity-based compensation in the form of RSUs, with an aggregate grant date fair value equal to 30% of such executive's base salary. Of the total RSUs granted, 25% are in the form of time-vested RSUs that carry only a service condition and vest at the conclusion of a three-year performance period. The remaining 75% are in the form of PBRSUs, which also include a service condition. The PBRSUs will vest at the conclusion of the three-year performance period if certain defined performance criteria established by the Compensation Committee are realized.  Half of the PBRSUs will vest if 80% of the applicable objective is met, and the proportion of PBRSUs subject to such criterion will increase by 2.5% for each additional 1% of the applicable objective (between 80% and 100%).

A copy of the press release announcing the retirement of Mr. Wunderlich and the appointments of Messrs. Tse and Smejkal is attached as Exhibit 99.2 to this report.

Amendment to RSU Awards of Other NEOs

Also on November 14, 2016, the Compensation Committee approved certain changes to the terms of RSU awards to be granted to Ms. Lipcaman and Messrs. Vandoorn and Valletta. Beginning in January 2017, any RSUs granted to such executive officers that remain outstanding at the time of such executive officer's retirement in accordance with the terms of his or her employment agreement with the Company shall, in the case of time-vested RSUs, become fully vested upon such retirement and, in the case of PBRSUs, vest if and to the extent the applicable performance criteria are met in accordance with current vesting schedules. These modifications are expected to be included in amended and restated employment agreements of these executive officers.

Special Bonuses

Also on November 14, 2016, the Compensation Committee approved the payment of the following cash bonuses to Dr. Paul and Mr. Wunderlich in recognition of their work to successfully implement the Company's MOSFETs Enhanced Competitiveness Program:

Officer	Bonus Amount
Dr. Gerald Paul	€200,000 (approximately $215,000)
Dieter Wunderlich	€200,000 (approximately $215,000)

These bonuses will be paid during the fourth fiscal quarter of 2016.

Item 8.01   Other Events

Cash Dividend Declaration

On November 14, 2016, Vishay declared a quarterly cash dividend of $0.0625 per share of common stock and Class B common stock outstanding payable on December 22, 2016 to stockholders of record at the close of business on December 8, 2016. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Retirement Agreement, dated November 14, 2016
10.2	Amendment to RSU Award Agreements, dated November 14, 2016
99.1	Press release dated November 14, 2016
99.2	Press release dated November 16, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2016

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer